Exhibit 99.1

General Moly, Inc. — NYSE AMEX and TSX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY ANNOUNCES FIRST QUARTER RESULTS

LAKEWOOD, COLORADO – May 6, 2010, General Moly (NYSE Amex and TSX: GMO) announced its unaudited financial results for the first quarter ended March 31, 2010.  Net loss for the three months ended March 31, 2010 was approximately $2.8 million ($0.04 per share), compared to a loss of $3.0 million ($0.04 per share) for the year ago period.

Consolidated cash balance at the end of the quarter was approximately $25 million compared to approximately $49 million at the end of 2009.  During the first quarter, cash use of $24 million was the result of $21 million in development and milling equipment deposit costs and $3 million in General and Administrative costs.  The Company anticipates spending approximately $8 million on equipment and associated freight and taxes in the second quarter, and a further $2 million through the end of the year on previously-contracted long-lead milling equipment.  Financial information is included at the end of this release.

PERMITTING UPDATE

The Company currently expects the Bureau of Land Management (BLM) to complete an administrative Draft Environmental Impact Statement (EIS) mid-year and to receive its Record of Decision late in the fourth quarter of this year or early in 2011. The two final outstanding technical reports related to regional hydrology and pit lake geochemistry were completed and re-submitted to the BLM in late April and early May addressing comments received from the BLM late last year.  The Company believes these reports are now final.

As announced on April 26, 2010, a Nevada District Court remanded a Nevada State Engineer’s decision to grant water permits to the Company back for a new hearing.  A pre-hearing conference has been scheduled by the State Engineer for May 24, where the scope and date of the new hearing will be determined.  The Company is working to expedite the schedule to the extent possible and anticipates the re-granting of its water applications to occur in the second half of the year.

FINANCING UPDATE

As announced on April 26, 2010, the Company drew the first $10 million tranche of the Bridge Loan under the Hanlong agreement, which is not reflected in the cash balances reported on these financial statements.  Both parties continue to work toward achievement of Tranche 1 Conditions, including stockholder approval, which will be sought at the Company’s May 13, 2010 Annual General Meeting.

ENGINEERING AND EQUIPMENT PROCUREMENT UPDATE

The Company will restart engineering efforts, which had been paused in March 2009 to conserve cash, following stockholder approval of the equity issuances in connection with the Hanlong transaction and publication of the Draft EIS, currently anticipated to occur by mid-year.  Equipment procurement efforts, which had also been paused, will resume later in the year.  Although the Company has secured orders for most of the milling equipment, firm orders for much of the mobile mine fleet still must be placed.

MOLYBDENUM MARKET UPDATE

Over the first quarter of 2010, spot molybdenum prices traded higher supported by strong demand from global steel producers, particularly in Asia.  Reports from a variety of sources indicate that both Korean and Japanese steel mills are running at or near full capacity and that their access to moly is becoming strained.  Chinese exports of moly remain at extremely low levels forcing Korean and Japanese steel producers to source moly from the West and providing support to prices.  During the quarter, prices averaged approximately $16.50 per pound and are currently at $18 per pound.

Additional information on the Company’s fourth quarter and full year 2009 results will be available in General Moly’s 2009 Form 10-K, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.

GENERAL MOLY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands except per share amounts)

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$24,617	$48,614
Deposits, prepaid expenses and other current assets	184	179
Total Current Assets	24,801	48,793
Mining properties, land and water rights	103,978	101,190
Deposits on project property, plant and equipment	66,059	42,648
Restricted cash held for electricity transmission	12,286	12,286
Restricted cash held for reclamation bonds	1,133	1,133
Non-mining property and equipment, net	503	553
Other assets	2,994	2,994
TOTAL ASSETS	$211,754	$209,597
LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$8,055	$3,799
Current portion of long term debt	153	163
Total Current Liabilities	8,208	3,962
Provision for post closure reclamation and remediation costs	561	586
Deferred gain	200	100
Long term debt, net of current portion	231	268
Total Liabilities	9,200	4,916

COMMITMENTS AND CONTINGENCIES

CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST	99,761	99,761

EQUITY
Preferred stock, Series A, $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 72,567,538 and 72,437,538 shares issued and outstanding, respectively	73	72
Additional paid-in capital	188,007	187,290
Accumulated deficit before exploration stage	(213)	(213)
Accumulated deficit during exploration and development stage	(85,074)	(82,229)
Total Equity	102,793	104,920
TOTAL LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST AND EQUITY	$211,754	$209,597

GENERAL MOLY, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		January 1, 2002 (Inception of Exploration
	March 31, 2010	March 31, 2009	Stage) to March 31, 2010

REVENUES	$—	$—	$—
OPERATING EXPENSES:
Exploration and evaluation	127	198	37,637
General and administrative expense	2,719	2,913	51,705
TOTAL OPERATING EXPENSES	2,846	3,111	89,342
LOSS FROM OPERATIONS	(2,846)	(3,111)	(89,342)
OTHER INCOME
Interest and dividend income	1	8	3,964
Other income	—	—	65
TOTAL OTHER INCOME	1	8	4,029
LOSS BEFORE TAXES	(2,845)	(3,103)	(85,313)
Income Taxes	—	—	—
NET LOSS	$(2,845)	$(3,103)	$(85,313)
Less: Net loss attributable to contingently redeemable noncontrolling interest	—	103	239
NET LOSS ATTRIBUTABLE TO GENERAL MOLY, INC.	$(2,845)	$(3,000)	$(85,074)
Basic and diluted net loss attributable to General Moly per share of common stock	$(0.04)	$(0.04)
Weighted average number of shares outstanding – basic and diluted	72,546	71,964

GENERAL MOLY, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		January 1, 2002 (Inception of Exploration Stage) to
	March 31, 2010	March 31, 2009	March 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(2,845)	$(3,103)	$(85,313)
Adjustments to reconcile net loss to net cash used by operating activities:
Services and expenses paid with common stock	—	—	1,990
Forfeitures of deposits on property and equipment	—	—	378
Depreciation and amortization	89	85	986
Equity compensation for employees and directors	431	284	13,889
Decrease (increase) in deposits, prepaid expenses and other	(5)	(136)	(92)
Decrease (increase) in restricted cash held for electricity transmission	—	259	(12,286)
(Decrease) increase in accounts payable and accrued liabilities	(1,191)	(390)	2,174
(Decrease) increase in post closure reclamation and remediation costs	(25)	—	352
Net cash used by operating activities	(3,546)	(3,001)	(77,922)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the purchase of equipment	—	—	(1,424)
Purchase of securities	—	—	(137)
Purchase and development of mining properties, land and water rights	(2,772)	(8,200)	(97,405)
Deposits on property, plant and equipment	(17,788)	(710)	(60,814)
Proceeds from option to purchase agreement	100	—	200
Increase in restricted cash held for reclamation bonds	—	—	(642)
Cash provided by sale of marketable securities	—	—	246
Net cash used by investing activities	(20,460)	(8,910)	(159,976)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock, net of issuance costs	56	—	165,260
Cash proceeds from POS-Minerals Corporation	—	—	100,000
Cash paid to POS-Minerals Corporation for purchase price adjustment	—	—	(2,994)
Decrease (increase) in restricted cash – Eureka Moly, LLC	—	10,776	—
Net (decrease) increase in debt	(47)	(32)	203
Net cash provided by financing activities	9	10,744	262,469
Net (decrease) increase in cash and cash equivalents	(23,997)	(1,167)	24,571
Cash and cash equivalents, beginning of period	48,614	78,462	46
Cash and cash equivalents, end of period	$24,617	$77,295	$24,617

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equity compensation capitalized as development	$267	$29	$5,346
Restricted cash held for reclamation bond acquired in an acquisition	—	—	491
Post closure reclamation and remediation costs and accounts payable assumed in an acquisition	—	—	263
Common stock and warrants issued for property and equipment	—	—	1,586
Accrued portion of deposits on property, plant and equipment	(5,411)	—	(5,411)

* * * *

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the next decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information – General Moly:

Investors – Seth Foreman	(303) 928-8591	sforeman@generalmoly.com
Business Development – Greg McClain	(303) 928-8601	gmcclain@generalmoly.com

Website: http://www.generalmoly.com		info@generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.